                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 BUY.COM INC.

          BUY.COM INC., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

          FIRST: The original Certificate of Incorporation of Buy Corp. was
          -----
filed with the Secretary of State of Delaware on August 3, 1998.

          SECOND: The Amended and Restated Certificate of Incorporation of
          ------
BUY.COM INC. in the form attached hereto as Exhibit A has been duly adopted in
                                            ---------
accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

          THIRD: The Amended and Restated Certificate of Incorporation so
          -----
adopted reads in full as set forth in Exhibit A attached hereto and is hereby
                                      ---------
incorporated herein by this reference.

          IN WITNESS WHEREOF, BUY.COM INC. has caused this Certificate to be signed this 25th day of January, 2000.


                                    BUY.COM INC.


                                    By  /s/ KEVEN F. BAXTER
                                      --------------------------------
                                         Keven Baxter
                                         Secretary
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                                   EXHIBIT A
                                   ---------

                             AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                                 BUY.COM INC.


          FIRST:  The name of the corporation (hereinafter called the
          -----
"Corporation") is BUY.COM INC.

          SECOND:  The address of the registered office of the Corporation in
          ------
the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, and the name of the registered agent of the Corporation in the State of Delaware at such address is National Registered Agents, Inc.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
          -----
or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:
          ------

          A. This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is One Billion (1,000,000,000). The total number of shares of Preferred Stock this Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000). The total number of shares of Common Stock this Corporation shall have authority to issue is Eight Hundred Fifty Million (850,000,000). The Preferred Stock shall have a par value of $.0001 per share and the Common Stock shall have a par value of $.0001 per share. The Preferred Stock shall be divided into series. The first series shall consist of Twelve Million One Hundred Seventy-Five Thousand Seven Hundred Six (12,175,706) shares and is designated "Series A Convertible Participating Preferred Stock" and the second series shall consist of Nine Million Nine Hundred Twenty-Three Thousand Two Hundred Eighty (9,923,280) shares and is designated "Series B Convertible Participating Preferred Stock." The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series, other than the Series A Convertible Participating Preferred Stock and the Series B Convertible Participating Preferred Stock, subsequent to the issue of shares of that series. In case the number of shares of such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each outstanding share of Common Stock shall be automatically converted into Six Hundred Twenty-Five Thousandths (0.625) of a share of Common Stock, and each outstanding share of Preferred Stock shall be automatically converted into Six Hundred Twenty-Five Thousandths (0.625) of a share of Preferred Stock. No fractional shares shall be issued upon such automatic conversion of the Common Stock and the Preferred Stock. If any fractional share of Common Stock or Preferred Stock would be delivered upon such conversion to any stockholder, the Corporation shall pay to the stockholder entitled to such fractional share an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          B. The powers, preferences, rights, restrictions, and other matters relating to the Series A Convertible Participating Preferred Stock and the Series B Convertible Participating Preferred Stock are as follows:

   1.  Number of Shares.  The series of Preferred Stock designated and known as
       ----------------
"Series A Convertible Participating Preferred Stock" shall consist of 12,175,706 shares and the series of Preferred Stock designated and known as "Series B Convertible Participating Preferred Stock" shall consist of 9,923,280 shares.

   2.  Voting.
       ------

       2A.  General.  Except as may be otherwise provided in these terms of the
            -------
Series A Convertible Participating Preferred Stock (the "Series A Stock") and the Series B Convertible Participating Preferred Stock (the "Series B Stock") or by law, the Series A Stock and the Series B Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, including but not limited to, actions amending the Certificate of Incorporation to increase the number of authorized shares of Common Stock. Each share of Series A Stock and Series B Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Stock and Series B Stock is then convertible.

       2B.  Board Size.  The Corporation shall not, without the written consent
            ----------
or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Stock and Series B Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, increase the maximum number of directors constituting the Board of Directors to a number in excess of nine (9).

       2C.  Board Seats.  So long as ten percent (10%) of the Series A Stock and
            -----------
the Series B Stock remains outstanding, the holders of the Series A Stock, voting as a separate series, shall be entitled to elect one director of the Corporation and the holders of Series B Stock, voting as a separate series, shall be entitled to elect one director of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect one director of the

Corporation. The holders of the Series A Stock, the Series B Stock and the Common Stock, voting together as a single class, shall be entitled to elect the remainder of the directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, (i) the presence in person or by proxy (or the written consent) of the holders of a majority of the total shares of the Series A Stock then outstanding shall constitute a quorum of the Series A Stock for the election of directors to be elected solely by the holders of the Series A Stock, (ii) the presence in person or by proxy (or the written consent) of the holders of a majority of the total shares of the Series B Stock then outstanding shall constitute a quorum of the Series B stock for the election of directors to be elected solely by the holders of the Series B Stock, (iii) the presence in person or by proxy (or the written consent) of the holders of a majority of the total shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of the Common Stock, and (iv) the presence in person or by proxy (or the written consent) of the holders of a majority of the total shares of Series A Stock, Series B Stock and Common Stock, voting as a single class on an as-if converted basis, then outstanding shall constitute a quorum of the Series A Stock, Series B Stock and Common Stock for the election of directors to be elected solely by the holders of Series A Stock, Series B Stock and Common Stock, voting as a single class. A vacancy in any directorship elected by the holders of the Series A Stock shall be filled only by vote or written consent of the holders of the Series A Stock; a vacancy in any directorship elected by the holders of the Series B Stock shall be filled only by vote or written consent of the holders of the Series B Stock; a vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock; and a vacancy in the directorship elected jointly by the holders of the Series A Stock, the Series B Stock and the Common Stock shall be filled only by vote or written consent of the Series A Stock, the Series B Stock and the Common Stock as provided above.

   3.  Dividends.  The holders of the Series A Stock and the Series B Stock
       ---------
shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.0986 per share (the "Accruing Dividends"), appropriately adjusted for stock splits, recapitalizations and the like subsequent to the date of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Filing Date"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.

   4.  Liquidation.  Upon any liquidation, dissolution or winding up of the
       -----------
Corporation resulting in aggregate proceeds of less than $340,000,000, whether voluntary or involuntary, the holders of the shares of Series A Stock and Series B Stock shall first be entitled, before any distribution or payment is made upon liquidation on any stock ranking junior to the Series A Stock and the Series B Stock, to be paid an amount equal to $1.6426 per share and $9.0696 per share, respectively, plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, such amount payable with respect to one share of Series A Stock and Series B Stock, respectively, being sometimes referred to as the "Series A Liquidation Preference Payment" or the "Series B Liquidation Preference Payment," as applicable, and with respect to all shares of Series A Stock or Series B Stock, being sometimes referred to as the "Series A Liquidation Preference Payments" and "Series B

Liquidation Preference Payments," respectively. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Stock and Series B Stock shall be insufficient to permit payment in full to the holders of Series A Stock and Series B Stock of the Series A Liquidation Preference Payments and the Series B Liquidation Preference Payments, respectively, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Stock and Series B Stock (with each share of Series A Stock and Series B Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which such share of Series A Stock or Series B Stock is convertible immediately prior to the close of business on the business day fixed for such distribution). Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Stock and Series B Stock shall have been paid in full the Series A Liquidation Preference Payments and the Series B Liquidation Preference Payments, respectively, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Series A Stock, Series B Stock and Common Stock (with each share of Series A Stock and Series B Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which such share of Series A Stock or Series B Stock is convertible immediately prior to the close of business on the business day fixed for such distribution). Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Stock and Series B Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank junior to the Series A Stock and the Series B Stock in the event of liquidation.

   5.  Restrictions. So long as ten percent (10%) of the Series A Stock and the
       ------------
Series B Stock remains outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least a majority of the then outstanding total shares of each of the Series A Stock and the Series B Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

       5A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Stock and the Series B Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Stock or Series B Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A

Stock and the Series B Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Stock or Series B Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Stock and the Series B Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

       5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets if the Corporation's valuation for purposes of such transaction is less than One Billion Dollars ($1,000,000,000);

       5C. Amend, alter or repeal its Certificate of Incorporation or By-laws in a manner that would materially affect the Series A Stock or the Series B Stock;

       5D. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Stock and the Series B Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares; or

       5E. Redeem or otherwise acquire any shares of Series A Stock or Series B Stock except as expressly authorized in paragraph 7 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Stock and Series B Stock on the basis of the aggregate number of outstanding shares of Series A Stock and Series B Stock then held by each such holder.

In addition, the consent of the holders of a majority of the outstanding Series B Stock, voting as a separate class, shall be required for: (i) any amendment or change of the rights, preferences or powers of the Series B Stock; (ii) any action that reclassifies any outstanding shares into shares having rights as to dividends or assets senior to or on a parity with the Series B Stock; (iii) any amendment of the Corporation's Certificate of Incorporation that modifies the rights of the Series B Stock in an adverse manner; (iv) any material change in the Corporation's line of business provided that expanding into new markets and new products and services categories or expanding into other e-commerce activities shall not be deemed a material change; (v) any agreement between the Corporation and any officer or director other than in the ordinary course of business; (vi) any issuance of debt in excess of $100,000,000 in the aggregate.

In addition, the consent of the holders of a majority of the outstanding Series A Stock, voting as a separate class, shall be required for: (i) any amendment or change of the rights, preferences or powers of the Series A Stock; (ii) any action that reclassifies any outstanding shares into shares having rights as to dividends or assets senior to or on a parity with the Series A Stock; (iii) any amendment of the Corporation's Certificate of Incorporation that modifies the rights of the Series A Stock in an adverse manner.

   6.  Conversions.  The holders of shares of Series A Stock and Series B Stock
       -----------
shall have the following conversion rights:

       6A.  Right to Convert.  Subject to the terms and conditions of this
            ----------------
paragraph 6, the holder of any share or shares of Series A Stock or Series B Stock shall have the right, at its option at any time, to convert any such shares of Series A Stock or Series B Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Stock and Series B Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying, in the case of the Series A Stock, the number of shares of Series A Stock so to be converted by $1.6426 or, in the case of the Series B Stock, the number of shares of Series B Stock so to be converted by $9.0696 and (ii) dividing the result, in the case of the Series A Stock, by the conversion price of $1.6426 per share or, in the case of the Series B Stock, by the conversion price of $9.0696 or, in case an adjustment of either such conversion price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Stock or Series B Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series A Conversion Price" or the "Series B Conversion Price" as applicable). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Stock and/or Series B Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Stock and the Series B Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

       6B.  Issuance of Certificates; Time Conversion Effected.  Promptly after
            --------------------------------------------------
the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Series A Stock and/or Series B Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Stock and/or Series B Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price and/or the Series B Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Stock and/or Series B Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

       6C.  Fractional Shares; Dividends; Partial Conversion.  No fractional
            ------------------------------------------------
shares shall be issued upon conversion of Series A Stock or Series B Stock into Common Stock, and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Series A Stock and/or Series B Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Series A Stock and/or Series B Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Stock and/or Series B Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Stock and/or the Series B Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

       6D.  Adjustment of Price Upon Issuance of Common Stock.  Except as
            -------------------------------------------------
provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price with respect to any series of Preferred Stock in effect on the date of and immediately prior to such issuance or sale, then and in such event, the Conversion Price for such series of Preferred Stock shall be automatically reduced, concurrently with such issuance or sale, to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then existing Conversion Price for such series of Preferred Stock and (b) the consideration, if any, received by the Corporation upon such issuance or sale, by (ii) the total number of shares of Common Stock and Series A Stock or Series B Stock, as the case may be, outstanding immediately after such issuance or sale.

   For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

            6D(1)  Issuance of Rights or Options.  In case at any time the
                   -----------------------------
   Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
   (i) the total amount, if any, received or receivable by the

   Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price of any series of Preferred Stock in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price of any series of Preferred Stock shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

            6D(2)  Issuance of Convertible Securities.  In case the Corporation
                   ----------------------------------
   shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price of any series of Preferred Stock in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price of any series of Preferred Stock shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issuance or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price of any Series of Preferred Stock have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

            6D(3)  Change in Option Price or Conversion Rate. Upon the happening
                   -----------------------------------------
   of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price of any series of Preferred Stock in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price for such series of Preferred Stock then in effect hereunder shall forthwith be increased to the Conversion Price for such series of Preferred Sock which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

            6D(4)  Stock Dividends.  In case the Corporation shall declare a
                   ---------------
   dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

            6D(5)  Consideration for Stock.  In case any shares of Common Stock,
                   -----------------------
   Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

            6D(6)  Record Date.  In case the Corporation shall take a record of
                   -----------
   the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            6D(7)  Treasury Shares.  The number of shares of Common Stock
                   ---------------
   outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

       6E.  Certain Issues of Common Stock Excepted.  Anything herein to the
            ---------------------------------------
contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price of any series of Preferred Stock in the case of the issuance from and after the Filing Date of (i) shares of Common Stock issuable upon exercise of options granted to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, (ii) such number of shares of Common Stock which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor, (iii) Common Stock or Common Stock Equivalents issued as consideration in a merger, (iv) Common Stock or Common Stock Equivalents issued pursuant to an adjustment in the Conversion Price of the Series B Stock pursuant to Section 6P, (v) Common Stock or Common Stock Equivalents issued or issuable
(I) in a public offering before or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock or (II) upon the exercise of warrants or rights granted to underwriters in connection with such a public offering, or (vi) Common Stock or Common Stock Equivalents issued to a potential or existing customer or supplier or other strategic relationship or issued in connection with a credit facility or equipment lease transaction, including without limitation, warrants previously issued to The Bank of Nova Scotia and United Air Lines, Inc.

       6F.  Subdivision or Combination of Common Stock.  In case the Corporation
            ------------------------------------------
shall at any time subsequent to the Filing Date subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price of any series of Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price of any series of Preferred Stock in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

       6G.  Reorganization or Reclassification.  If any capital reorganization
            ----------------------------------
or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Stock and Series B Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Stock and Series B Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

       6H.  Notice of Adjustment.  Upon any adjustment of the Conversion Price,
            --------------------
then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series A Stock and Series B Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price for each series of Preferred Stock resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

       6I.  Other Notices.  In case at any time:
            -------------

            (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

            (2) the Corporation shall offer for subscription pro rata to the
                                                             --- ----
   holders of its Common Stock any additional shares of stock of any class or other rights;

            (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all of the assets of the Corporation; or

            (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Stock and Series B Stock at the address of such holder as shown on the books of the Corporation,
(a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

       6J.  Stock to be Reserved.  The Corporation will at all times reserve and
            --------------------
keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Stock and Series B Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Stock and Series B Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or automated quotation system upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price of any series of Preferred Stock if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Stock and Series B Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

       6K.  No Reissuance of Series A Stock or Series B Stock.  Shares of Series
            -------------------------------------------------
A Stock and Series B Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

       6L.  Issue Tax.  The issuance of certificates for shares of Common Stock
            ---------
upon conversion of Series A Stock and Series B Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Stock and/or Series B Stock which is being converted.

       6M.  Closing of Books.  The Corporation will at no time close its
            ----------------
transfer books against the transfer of any Series A Stock and/or Series B Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Stock or Series B Stock in any manner which interferes with the timely conversion of such Series A Stock and/or Series B Stock, except as may otherwise be required to comply with applicable securities laws.

       6N.  Definition of Common Stock.  As used in this paragraph 6, the term
            --------------------------
"Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.0001 per share, as constituted on the Filing Date, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Stock and/or Series B Stock shall include only shares designated as Common Stock of the Corporation on the Filing Date, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

       6O.  Mandatory Conversion.  If at any time the Corporation shall effect a
            --------------------
firm commitment underwritten public offering ("IPO") of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $30,000,000 and (ii) the price paid by the public for such shares shall be at least $3.2848 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F subsequent to the Filing Date), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Stock and Series B Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. Holders of shares of Series A Stock and Series B Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of shares of Series A Stock and/or Series B Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

       6P.  Adjustment to Series B Stock Conversion Price Upon IPO.  In the
            ------------------------------------------------------
event the Corporation consummates an IPO and the IPO Price Per Share is less than the Target Price, then the Series B Conversion Price in effect immediately prior to the IPO shall be adjusted according to the calculation below. In the event the IPO Price Per Share equals or exceeds the Target Price, no adjustment to the Series B Conversion Price shall occur under this Section 6P. This special one-time adjustment shall apply only to the Series B Conversion Price and shall not apply to the Series A Conversion Price. Notwithstanding anything contained herein to the contrary, in no event shall the Series B Conversion Price be adjusted below $4.5349 per share (as adjusted for stock splits, combinations, stock dividends and the like subsequent to the Filing Date).

Step 1:
------

       Target Price - the IPO Price Per Share = Shortfall

Step 2:
------
            Shortfall  =  Alpha
            ---------
            Target Price

Step 3:
------
       Alpha x the Series B Issue Price = Beta

Step 4:
------

       The Series B Issue Price - Beta = New Series B Conversion Price

Definitions:

       "Target Price" shall equal $11.3370 per share (as adjusted for stock splits, combinations, stock dividends and the like subsequent to the Filing
Date).

       "Series B Issue Price" shall equal $9.0696 (as adjusted for stock splits, combinations, stock dividends and the like subsequent to the Filing Date).

       "IPO Price Per Share" shall equal the initial public offering price per share at which the Corporation's Common Stock is first sold to the public pursuant to a Registration Statement on Form S-1 which has been declared effective by the Securities and Exchange Commission.

   7.  Redemption.  The shares of Series A Stock and Series B Stock shall be
       ----------
redeemed as follows:

       7A.  Redemption.  On August 18, 2003 (the "Series A Redemption Date"),
            ----------
the Corporation shall at the option of the holders of a majority of the outstanding Series A Stock, redeem all outstanding shares of Series A Stock. On September 2, 2004 (the "Series B Redemption Date"), the Corporation shall at the option of the holders of a majority of the outstanding Series B Stock, redeem all outstanding shares of Series B Stock. The Series A Redemption Date and the Series B Redemption Date shall each be referred to as a "Redemption Date."

       7B.  Redemption Price and Payment.  The shares of Series A Stock to be
            ----------------------------
redeemed on the Series A Redemption Date shall be redeemed by paying for each share in cash an amount equal to $1.6426 per share plus, in the case of each share, an amount equal to all dividends, excluding Accruing Dividends, declared but unpaid thereon, computed to such Series A Redemption Date, such amount being referred to as a "Redemption Price" or more specifically the "Series A Redemption Price". Such payment shall be made in full on the Series A Redemption Date to the holders entitled thereto. The shares of Series B Stock to be redeemed on the Series B Redemption Date shall be redeemed by paying for each share in cash an amount equal to $9.0696 per share plus, in the case of each share, an amount equal to all dividends, excluding Accruing Dividends, declared but unpaid thereon, computed to such Series B Redemption Date, such amount being referred to as a "Redemption Price" or more specifically the "Series B Redemption Price". Such payment shall be made in full on the Series B Redemption Date to the holders entitled thereto.

       7C.  Redemption Mechanics.  At least 20 but not more than 30 days prior
            --------------------
to any Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A Stock or Series B Stock, as the case may be, notifying such holder of the redemption and specifying the Series A Redemption Price or Series B Redemption Price, the Series A Redemption Date or Series B Redemption Date, the number of shares of Series A Stock or Series B Stock to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof) and the place where said Series A Redemption Price or Series B Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the applicable Redemption Price, all rights of holders of shares of Series A Stock or Series B Stock, as the case may be, (except the right to receive the applicable Redemption Price) shall cease with respect to the shares redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Stock or Series B Stock on the applicable Redemption Date are insufficient to redeem the total number of shares of Series A Stock or Series B Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series A Stock or Series B Stock not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Stock and/or Series B Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

       7D.  Redeemed or Otherwise Acquired Shares to be Retired.  Any shares of
            ---------------------------------------------------
Series A Stock and/or Series B Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Stock and/or Series B Stock.

   8.  Amendments.  No provision of these terms of the Series A Stock and/or
       ----------
Series B Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding total shares of each of the Series A Stock and the Series B Stock, voting as separate series.

          C. The powers, preferences, rights, restrictions, and other matters relating to the Common Stock are as follows:

     1.   Dividends.  Subject to the rights of holders of all classes of stock
          ---------
at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, if and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

     2.   Liquidation.  The liquidation rights of the holders of the Common
          -----------
Stock shall be as set forth in paragraph B4 above.

     3.   Voting.  The holder of each share of Common Stock shall have the right
          ------
to one vote for each such share of Common Stock and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

          FIFTH:  In furtherance and not in limitation of the powers conferred
          -----
by statute, the Board of Directors shall have the power, subject to the provisions of paragraphs B.5 of Article FOURTH, both before and after receipt of any payment for any of the Corporation's capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of nor limit their power, subject to the provisions of paragraph C.5 of Article FOURTH, to adopt, amend, repeal or otherwise alter the Bylaws.

          SIXTH:  Elections of directors need not be by written ballot unless
          -----
the Bylaws of the Corporation shall so provide.

          SEVENTH:  The Corporation reserves the right to adopt, repeal, rescind
          -------
or amend in any respect any provisions contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

          EIGHTH:  A director of the Corporation shall, to the full extent
          ------
permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with the Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          NINTH.  Meetings of stockholders may be held within or without the
          -----
State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.